THE JOHN HANCOCK FINANCIAL TRENDS FUND INC.







                             A Maryland Corporation







                                     BY-LAWS

        AS ADOPTED JULY 5, 1989 and AMENDED AND RESTATED NOVEMBER 3, 2005





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                                Table of Contents

                                                                            Page


ARTICLE I

Offices........................................................................1
         Section 1.        Principal Office....................................1
         Section 2.        Principal Executive Office..........................1
         Section 3.        Other Offices.......................................1

ARTICLE II

Meeting of Stockholders........................................................1
         Section 1.        Annual Meeting......................................1
         Section 2.        Special Meetings....................................1
         Section 3.        Place of Meetings...................................3
         Section 4.        Notice of Meetings; Waiver of Notice................3
         Section 5.        Quorum..............................................4
         Section 6.        Organization........................................4
         Section 7.        Order of Business...................................4
         Section 8.        Nominations and Proposals by Shareholders...........5
         Section 9.        Voting..............................................7
         Section 10.       Fixing of Record Date...............................7
         Section 11.       Inspectors..........................................8
         Section 12.       Consent of Stockholders in Lieu of Meeting..........8

ARTICLE III

Board of Directors.............................................................8
         Section 1.        General Powers......................................8
         Section 2.        Number of Directors.................................8
         Section 3.        Term of Directors...................................9
         Section 4.        Resignation.........................................9
         Section 5.        Removal of Directors................................9
         Section 6.        Vacancies...........................................9
         Section 7.        Place of Meetings...................................9
         Section 8.        Regular Meetings....................................9
         Section 9.        Special Meetings....................................9
         Section 10.       Annual Meeting......................................9
         Section 11.       Notice of Special Meetings..........................9
         Section 12.       Waiver of Notice of Meetings........................9
         Section 13.       Quorum and Voting..................................10
         Section 14.       Organization.......................................10
         Section 15.       Written Consent of Directors in Lieu of a Meeting..10
         Section 16.       Telephone Meetings.................................11
         Section 17.       Compensation.......................................11


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ARTICLE IV

Committees....................................................................11
         Section 1.        Committees of the Board............................11
         Section 2.        General............................................11

ARTICLE V

Officers, Agents and Employees................................................12
         Section 1.        Election and Appointment...........................12
         Section 2.        Resignations.......................................12
         Section 3.        Removal of Officer, Agent or Employee..............13
         Section 4.        Vacancies..........................................13
         Section 5.        Compensation.......................................13
         Section 6.        Bonds or Other Security............................13
         Section 7.        President..........................................13
         Section 8.        Vice President.....................................13
         Section 9.        Treasurer..........................................13
         Section 10.       Secretary..........................................14
         Section 11.       Delegation of Duties...............................14

ARTICLE VI

Indemnification and Insurance.................................................14
         Section 1.        Indemnification of Officers, Directors, Employees
                            and Agents........................................14
         Section 2.        Employees and Agents...............................16
         Section 3.        Insurance of Officers, Directors, Employees and
                            Agents............................................16

ARTICLE VII

Capital Stock.................................................................16
         Section 1.        Stock Certificates.................................16
         Section 2.        Transfers of Shares................................16
         Section 3.        Regulations........................................16
         Section 4.        Lost, Destroyed or Mutilated Certificates..........17
         Section 5.        Fixing of a Record Date for Dividends and
                            Distributions.....................................17
         Section 6.        Information to Stockholders and Others.............17

ARTICLE VIII

Seal..........................................................................17



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ARTICLE IX

Execution of Instruments......................................................17
         Section 1.        Checks, Notes, Drafts, etc.........................18
         Section 2.        Sale or Transfer of Securities.....................18

ARTICLE X

Amendments....................................................................18





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                                     BY-LAWS

                                       OF

                  THE JOHN HANCOCK FINANCIAL TRENDS FUND, INC.

                                   ARTICLE I

                                     Offices

          Section 1. Principal Office. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland.

          Section 2. Principal Executive Office. The principal executive office of the Corporation shall be at 101 Huntington Avenue, Boston, MA 02199.

          Section 3. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             Meeting of Stockholders

          Section 1. Annual Meeting If required by the general laws of the State of Maryland, or the Articles of Incorporation of the Corporation, an annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held within the fourth month following the end of the Corporation's fiscal year, at a time within that period set by the Board of Directors. Annual meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

          Section 2. Special Meetings

          (a) Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or, subject to
Section 2(c), by the Secretary of the Corporation upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

          (b) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted


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on at it, shall be signed by one or more  Stockholders  of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Stockholder (or other agent) and shall set forth all information relating to each such Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Directors may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Directors. If the Directors, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the date on which the Record Date Request Notice is received by the Secretary.

          (c) In order for any Stockholder to request a special meeting, one or more written requests for a special meeting signed by Stockholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than 25% (the "Special Meeting Percentage") of all votes entitled to be cast at the meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Stockholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Corporation which are owned of record and beneficially by each such Stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

          (d) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting
(including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs
(b) and (c) of this Article II, Section 2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

          (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Directors, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Directors fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th


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day after the date the  request  for such  meeting is  actually  received by the
Corporation or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Directors fail to designate a place for a Stockholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the President, Chairman or Directors may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Directors fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

          (f) If at any time as a result of written revocations of requests for the special meeting, Stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

          (g) The Chairman, the President or the Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least the Special Meeting Percentage of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Corporation or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).


          Section 3. Place of Meetings Annual and special meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

          Section 4. Notice of Meetings; Waiver of Notice Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days


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     before the date of such meeting,  to each  stockholder  entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when personally delivered to him, left at his usual place of business or deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

          Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect to such other matter or matters.

          Section 6. Organization At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          Section 7. Order of Business The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.


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          Section 8. Nominations and Proposals by Stockholders

          (a) Annual Meetings of Stockholders Nominations of persons for election as a Director and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Article II,
Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Article II, Section 8(a). For nominations for election to the Directors or other business to be properly brought before an annual meeting by a Stockholder pursuant to this Article II, Section 8(a), the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by Stockholders. To be timely, a Stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. A Stockholder's notice to be proper must set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director
(A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder (including any anticipated benefit to the Stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such Stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner. Notwithstanding anything in this Article II, Section 8(a) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Directors at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Stockholder's notice required by this Article II, Section 8(a) shall also be considered


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timely,  but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Corporation.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Directors may be made at a special meeting of Stockholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Directors or
(iii) provided that the Directors have determined that Directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record both at the time of giving of notice provided for in this
Article II, Section 8(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 8(b). In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the Stockholder's notice containing the information required by this Article II, Section 8(b) shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Stockholder's notice as described above.

          (c) General Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 8 shall be eligible to serve as Director, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 8 and, if any proposed nomination or other business is not in compliance with this
Article II, Section 8, to declare that such nomination or proposal shall be disregarded. For purposes of this Article II, Section 8, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the Commission.

          (d) Compliance with State and Federal Law Notwithstanding the foregoing provisions of this Article II, Section 8, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 8. Nothing in this Article II, Section 8 shall be


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deemed to affect any right of a Stockholder  to request  inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.


          Section 9. Voting

          (a) Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later date of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

          (b) Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Stockholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

     A vote may, but need not be, taken on any question by written ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

          Section 10. Fixing of Record Date Except as otherwise provided in this
     Article II, the Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety
     (90) nor less than ten (10) days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

          Section 11. Inspectors The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

          Section 12. Consent of Stockholders in Lieu of Meeting Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                  ARTICLE III

                               Board of Directors

          Section 1. General Powers Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these By-Laws.

          Section 2. Number of Directors The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three (3) or the number of stockholders, whichever is less, nor more than fifteen (15). Any vacancy created by an increase in Directors may be filled in accordance with
     Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term. Directors need not be stockholders.

          Section 3. Term of Directors The term of office of each director shall be from the time of his election and qualification until his successor shall have been elected and shall have qualified, or until his earlier death, resignation, or removal as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.

          Section 4. Resignation A director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. Removal of Directors. Any director of the Corporation may be removed by the stockholders by a majority of the votes entitled to be cast for the election of directors.

          Section 6. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by a majority of the remaining or existing Directors.

          Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

          Section 8. Regular Meetings Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

          Section 9. Special Meetings Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

          Section 10. Annual Meeting The annual meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of the stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

          Section 11. Notice of Special Meetings Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

          Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

          Section 13. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 14. Chairman of the Board (a) The Board of Directors shall elect from among its members a Chairman of the Board who shall at all times be a director who is not an interested person of the Fund as that term is defined by the Investment Company Act of 1940. The Chairman of the Board shall not be an officer of the Fund. The Chairman of the Board shall preside over all meetings of the Board of Directors and, in addition to his general duties as a Director, shall be responsible for scheduling, setting and prioritizing agendas for meetings of the Board of Directors, requesting, to the extent necessary, reports from management regarding performance and operation of the Fund, and coordinating the Board of Directors' general oversight of the Fund's business operations, including portfolio management and approval of the Fund's agreements with its investment adviser and sub-adviser, and the implementation of the Fund's policies and procedures. The Chairman may have such other duties and responsibilities as are delegated to him by the Board of Directors from time to time, or are otherwise required of him by applicable law. In his discretion and subject to applicable law and limitations imposed by the Board of Directors, the Chairman of the Board shall serve as the spokesperson of the disinterested Directors of the Board of Directors and shall have the authority, on their behalf, to engage, communicate and direct the Fund's service providers and to engage such staff as he deems appropriate. The Chairman of the Board shall be subject to the same fiduciary and related obligations as those required of the other Directors generally, and shall not, by virtue of his position as Chairman of the Board, be subject to any special or additional fiduciary or other obligations. The Chairman shall be elected by the Board of Directors annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these by-laws. Each Director, including the Chairman of the Board, shall have one vote.

     (b) The Chairman of the Board may resign at any time by giving written notice of resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     (c) The Chairman of the Board may be removed by the Board of Directors with or without cause at any time.

     (d) A vacancy in the office of Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, by the vote of the Board of Directors

     Section 15. Written Consent of Directors in Lieu of a Meeting Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.

     Section 16. Telephone Meetings Any Director or any member of any committee designated by the Directors, may participate in a meeting of the Directors, or any such committee, as the case may be, by means of a conference telephone or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 17. Compensation Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.


                                   ARTICLE IV

                                   Committees

          Section 1. Committees of the Board The Board of Directors may from time to time designate one or more committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe, subject to any limitation imposed by law.

          Section 2. General One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

                                   ARTICLE V

                         Officers, Agents and Employees

          Section 1. Election and Appointment The officers of the Corporation shall be a President, who may but need not be a director of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but no officer may act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed; acknowledged or verified by more than one officer. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

          Section 2. Resignations Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

          Section 3. Removal of Officer, Agent or Employee Any officer, agent or employee of the Corporation may be removed by the Board of Directors at any time if it finds that the best interests of the Corporation will be served thereby. The Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

          Section 4. Vacancies A vacancy in any office, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

          Section 5. Compensation The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

          Section 6. Bonds or Other Security If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

          Section 7. President The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.Section 7.

          (a) Powers and Duties of the Vice Chairman The Directors may, but need not, appoint one or more Vice Chairmen of the Corporation. A Vice Chairman shall be an executive officer of the Corporation and shall have the powers and duties of a Vice President of the Trust, as provided in Section 8 of this Article V. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Directors of the Chairman.

          Section 8. Vice President Each Vice President shall have such powers and perform such duties as the Board of Directors of the President may from time to time prescribe.

          Section 9. Treasurer The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or Corporation company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or Corporation company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

          (d) receive, and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;

          (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

          (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

          Section 10. Secretary. The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

          Section 11. Delegation of Duties In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE VI

                          Indemnification and Insurance

          Section 1. Indemnification of Officers, Directors, Employees and Agents The Corporation shall indemnify each director and officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Corporation or other enterprise, against all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the maximum extent permitted by the laws of the State of Maryland as from time to time in effect.

     Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct").

     The Corporation shall not indemnify any such person unless:

          (1) the court or other body before  which the  Proceeding  was brought
(i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

          Expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon receipt of a written affirmation by the person of the person's belief that the standard of conduct necessary for indemnification by the Corporation has been met and an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

          (1) such person shall provide adequate security for his undertaking;

          (2) the Corporation shall be insured against losses arising by reason of such advance; or

          (3) a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

          Section 2. Employees and Agents The Board of Directors may make further provisions for indemnification of directors and officers and employees and agents by resolution, agreement or otherwise.

          Section 3. Insurance of Officers, Directors, Employees and Agents The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, Corporation or other enterprise against any liability asserted against him and incurred by him in or arising out of his position.

                                  ARTICLE VII

                                  Capital Stock

          Section 1. Stock Certificates Each holder of stock of the Corporation shall be entitled upon written request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

          Section 2. Transfers of Shares Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

          Section 3. Regulations The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer


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     clerks and one or more  registrars  and may  require all  certificates  for shares of stock to bear the signature or signatures of any of them.

          Section 4. Lost, Destroyed or Mutilated Certificates The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

          Section 5. Fixing of a Record Date for Dividends and Distributions The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board of Directors fixes a record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution.

          Section 6. Information to Stockholders and Others Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting Corporation agreements on file at its principal office.

                                  ARTICLE VIII

                                      Seal

          The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. It is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(Seal)" adjacent to the person authorized to sign the document on behalf of the Corporation.

                                   ARTICLE IX

                            Execution of Instruments


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

          Section  1.  Checks,   Notes,  Drafts,  etc.  Checks,  notes,  drafts,
     acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

          Section 2. Sale or Transfer of Securities Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                   ARTICLE X

                                   Amendments

     The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.



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